Exhibit 99.1
THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Company surpassed $2 billion in GMV, accelerated active buyer growth, and exceeded 2025 financial guidance

SAN FRANCISCO, February 26, 2026 — The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its fourth quarter and full year ended December 31, 2025. Fourth quarter 2025 gross merchandise value (GMV) and total revenue increased 22% and 18%, respectively, compared to the fourth quarter of 2024. Full year 2025 GMV and total revenue increased 16% and 15% respectively, compared to the full year for 2024.
Fourth quarter Adjusted EBITDA was $22 million, or 11.3% of total revenue, which improved $11 million compared to the fourth quarter of 2024. Full year Adjusted EBITDA was $42 million, or 6.1% of total revenue, and improved $33 million compared to the full year for 2024. Full year Operating Cash Flow was $37 million, which increased $10 million compared to the full year for 2024. Free Cash Flow of positive $5 million increased $5 million compared to the full year for 2024.

“2025 was a year of profound transformation for The RealReal,” said Rati Levesque, President and Chief Executive Officer of The RealReal. “We accelerated top line growth throughout the year, culminating in particularly strong fourth quarter performance. In 2025, we surpassed the $2B mark in GMV and delivered positive Adjusted EBITDA in every quarter for the first time. These defining milestones reinforce our confidence in our growth trajectory and our market leadership position.”

Levesque continued, "We are leading a fundamental shift in the luxury consumer’s mindset with 47% of consumers now considering resale value when making a purchase in the primary luxury market. We are driving growth and margin expansion through disciplined execution of our three strategic pillars: growth playbook, operational excellence, and obsessing over service to build trust with our consignors and buyers. As we enter 2026, we are poised to build on the momentum and continue to deliver on our mission to be the definitive authority in luxury resale.”
Fourth Quarter Highlights
•GMV was $616 million, an increase of 22% compared to the same period in 2024
•Total Revenue was $194 million, an increase of 18% compared to the same period in 2024
•Gross Profit was $145 million, an increase of $23 million compared to the same period in 2024
•Gross Margin was 74.8%, an increase of 40 basis points compared to the same period in 2024
•Net Loss was $39 million or (20.0)% of total revenue, compared to $68 million in the fourth quarter of 2024. Fourth Quarter 2025 Net Loss includes a $39 million adjustment as a result of the change in fair value of warrant liability
•Adjusted EBITDA was $22 million or 11.3% of total revenue, compared to $11 million or 6.7% of total revenue in the fourth quarter of 2024
•GAAP basic and diluted net loss per share was $(0.33) compared to $(0.62) in the prior year period
•Non-GAAP basic and diluted net income per share was $0.06 compared to a net loss of $(0.01) in the prior year period
•Operating Cash Flow was $50 million, which increased $22 million compared to the fourth quarter of 2024
•Free Cash Flow was positive $43 million, which increased $23 million compared to the fourth quarter of 2024
•Top-line-related Metrics
◦Trailing twelve months active buyers was 1,056,000, an increase of 9% compared to the same period in 2024
◦Average order value (AOV) was $641, an increase of 11% compared to the same period in 2024

Full Year 2025 Financial Highlights
•GMV was $2.13 billion, an increase of 16% compared to full year 2024
•Total Revenue was $693 million, an increase of 15% compared to full year 2024
•Net Loss was $42 million or (6.0)% of total revenue, compared to $134 million or (22.3)% of total revenue for full year 2024, an improvement of $92 million. Full Year 2025 Net Loss includes a $36 million adjustment as a result of the change in fair value of warrant liability
•Adjusted EBITDA was $42 million or 6.1% of total revenue compared to $9 million or 1.6% of total revenue for full year 2024
•GAAP basic net loss per share was $(0.36) compared to $(1.24) in the prior year
•Non-GAAP basic and diluted net loss per share was $(0.12) compared to $(0.35) in the prior year
•At the end of 2025, cash, cash equivalents and restricted cash totaled $166 million
•Operating Cash Flow was $37 million, which increased $10 million compared to full year 2024
•Free Cash Flow of $5 million increased $5 million compared to full year 2024
•Top-line-related Metrics
◦Trailing 12-months active buyers reached 1,056,000, an increase of 9% compared to the same period in 2024
◦Average order value (AOV) was $594, an increase of 9% compared to the same period in 2024

Q1 and Full Year 2026 Guidance
Based on market conditions as of February 26, 2026, we are providing guidance for GMV, total revenue, capital expenditures and Adjusted EBITDA, which is a non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q1 2026	Full Year 2026
GMV	$585- $600 million	$2.39 - $2.45 billion
Total Revenue	$185 - $189 million	$765 - $780 million
Adjusted EBITDA	$11 - $13 million	$57 - $65 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s fourth quarter and full year 2025 results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, trusted by more than 40 million members. Our full-service consignment model—offering virtual appointments, in-home pickup, drop-off, and direct shipping—enables consumers to buy and sell luxury across fashion, fine jewelry and watches, art, and home categories with ease. The company combines a rigorous, expert-led authentication process with proprietary technology, including AI and machine learning, to power optimal pricing and processing for our members and to help scale the business. By extending the life of millions of luxury goods, the company is leading a more circular economy, all the while delivering a seamless experience for buyers and sellers.
Investors:

IR@therealreal.com
Media:
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” "target," "contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, the debt exchange, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, payroll tax on employee stock transactions, legal settlement charges, restructuring, CEO separation benefit and transition costs, gain on extinguishment of debt, change in fair value of warrant liability and certain one time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax on employee stock transactions, legal settlement charges, gain on extinguishment of debt, change in fair value of warrant liabilities, restructuring and non-recurring items divided by weighted average shares outstanding. We believe that making these adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Consignment revenue	$149,014	$128,126	$535,877	$473,396
Direct revenue	27,214	19,524	91,091	64,580
Shipping services revenue	17,823	16,345	65,877	62,508
Total revenue	194,051	163,995	692,845	600,484
Cost of revenue:
Cost of consignment revenue	15,549	14,087	56,582	53,801
Cost of direct revenue	20,132	16,839	70,682	55,809
Cost of shipping services revenue	13,167	11,006	48,759	43,353
Total cost of revenue	48,848	41,932	176,023	152,963
Gross profit	145,203	122,063	516,822	447,521
Operating expenses:
Marketing	17,702	14,610	63,251	55,256
Operations and technology	69,249	66,234	275,916	260,827
Selling, general and administrative	51,980	46,373	201,589	187,737
Restructuring	—	—	—	196
Total operating expenses (1)	138,931	127,217	540,756	504,016
Loss from operations	6,272	(5,154)	(23,934)	(56,495)
Change in fair value of warrant liability	(38,881)	(58,958)	(35,769)	(68,167)
Gain on extinguishment of debt	—	—	40,785	4,177
Interest income	956	1,671	4,257	7,943
Interest expense	(7,258)	(5,916)	(27,701)	(21,384)
Other income (expense), net	284	—	926	—
Loss before provision for income taxes	(38,627)	(68,357)	(41,436)	(133,926)
Provision for income taxes	155	98	363	276
Net loss attributable to common stockholders	$(38,782)	$(68,455)	$(41,799)	$(134,202)
Net loss per share attributable to common stockholders
Basic	$(0.33)	$(0.62)	$(0.36)	$(1.24)
Diluted	$(0.33)	$(0.62)	$(0.70)	$(1.24)
Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	117,439,703	110,363,487	114,871,414	107,878,366
Diluted	117,439,703	110,363,487	116,512,265	107,878,366

(1) Includes stock-based compensation as follows:
Marketing	$310	$225	$1,064	$932
Operations and technology	2,185	2,403	9,380	9,930
Selling, general and administrative	4,276	3,874	18,499	18,220
Total	$6,771	$6,502	$28,943	$29,082

THE REALREAL, INC.
Balance Sheets
(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$151,231	$172,212
Accounts receivable	23,822	13,961
Inventory, net	30,843	23,583
Prepaid expenses and other current assets	21,595	22,913
Total current assets	227,491	232,669
Property and equipment, net	96,148	94,443
Operating lease right-of-use assets	64,641	75,714
Restricted cash	14,808	14,911
Other assets	5,945	5,358
Total assets	$409,033	$423,095
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$14,565	$11,004
Accrued consignor payable	111,497	89,718
Operating lease liabilities, current portion	24,645	22,835
Convertible senior notes, net, current portion	—	26,653
Other accrued and current liabilities	113,533	98,466
Total current liabilities	264,240	248,676
Operating lease liabilities, net of current portion	66,793	85,790
Convertible senior notes, net	230,833	276,807
Non-convertible notes, net	140,980	134,470
Warrant liability	114,353	78,584
Other noncurrent liabilities	7,352	6,144
Total liabilities	824,551	830,471
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 118,318,917 and 111,242,479 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	880,107	846,450
Accumulated deficit	(1,295,626)	(1,253,827)
Total stockholders’ deficit	(415,518)	(407,376)
Total liabilities and stockholders’ deficit	$409,033	$423,095

THE REALREAL, INC.
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(41,799)	$(134,202)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	33,004	33,100
Stock-based compensation expense	28,943	29,082
Reduction of operating lease right-of-use assets	16,070	15,192
Bad debt expense	2,607	2,498
Non-cash interest expense	8,179	8,684
Issuance costs allocated to liability classified warrants	—	374
Accretion of debt discounts and issuance costs	2,206	2,127
Provision for inventory write-downs and shrinkage	2,214	2,590
Gain on debt extinguishment	(40,785)	(4,177)
Change in fair value of warrant liability	35,769	68,167
Loss (gain) related to warehouse fire, net	(95)	740
Other adjustments	(39)	(165)
Changes in operating assets and liabilities:
Accounts receivable	(12,468)	767
Inventory, net	(9,474)	(3,677)
Prepaid expenses and other current assets	(796)	701
Other assets	(701)	76
Operating lease liability	(22,184)	(20,883)
Accounts payable	1,613	910
Accrued consignor payable	21,779	11,470
Other accrued and current liabilities	12,663	13,090
Other noncurrent liabilities	304	382
Net cash provided by operating activities	37,010	26,846
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	2,309	461
Capitalized proprietary software development costs	(12,889)	(11,800)
Purchases of property and equipment	(18,644)	(14,248)
Net cash used in investing activities	(29,224)	(25,587)
Cash flow from financing activities:
Proceeds from exercise of stock options	1,030	376
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	1,652	1,413
Repayment of 2025 Notes	(26,749)	—
Taxes paid related to restricted stock vesting	(160)	(1,646)
Cash received from settlement of Capped Calls in conjunction with the Note Exchanges	1,907	396
Issuance costs paid related to the Note Exchanges	(6,550)	(5,298)
Net cash used in financing activities	(28,870)	(4,759)
Net decrease in cash, cash equivalents, and restricted cash	(21,084)	(3,500)
Cash, cash equivalents, and restricted cash
Beginning of period	187,123	190,623
End of period	$166,039	$187,123

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA Reconciliation:
Net loss	$(38,782)	$(68,455)	$(41,799)	$(134,202)
Net loss (% of revenue)	20.0%	41.7%	6.0%	22.3%
Depreciation and amortization	8,164	8,294	33,004	33,100
Interest income	(956)	(1,671)	(4,257)	(7,943)
Interest expense (1)	7,258	5,916	27,701	21,384
Provision for income taxes	155	98	363	276
EBITDA	(24,161)	(55,818)	15,012	(87,385)
Stock-based compensation	6,771	6,502	28,943	29,082
CEO separation benefit and transition costs (2)	—	782	—	782
Payroll tax expense on employee stock transactions	370	121	1,454	371
Legal settlements	—	—	—	600
Restructuring	—	—	—	196
Gain on extinguishment of debt (3)	—	—	(40,785)	(4,177)
Change in fair value of warrant liability (4)	38,881	58,958	35,769	68,167
One time expenses (5)	—	462	1,711	1,672
Adjusted EBITDA	$21,861	$11,007	$42,104	$9,308
Adjusted EBITDA (% of revenue)	11.3%	6.7%	6.1%	1.6%
(1) As of December 31, 2025 and December 31, 2024, interest expense includes $6.0 million and $4.8 million of payment in kind (“PIK”) interest, respectively, which is a non-cash interest expense. PIK interest is added to the principal balance of the 2029 Notes semi-annually.
(2) The CEO separation benefits and transition costs for the three and twelve months ended December 31, 2024 consist of severance and benefits payable to John Koryl pursuant to his separation agreement.
(3) The gain on extinguishment of debt for the year ended December 31, 2025 reflects the difference between the carrying value of the 2025 Exchanged Notes and the fair value of the 2031 Notes. The gain on extinguishment of debt for the year ended December 31, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(4) The change in fair value of warrant liability for the three and twelve months ended December 31, 2025 and December 31, 2024 reflects the remeasurement of the Warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
(5) One time expenses for the year ended December 31, 2025 consist of employee severance costs associated with a departmental reorganization, including certain executives, recorded within Marketing and Selling, General and Administrative expenses on the statements of operations. One time expenses for the twelve months ended December 31, 2024 consists of vendor services settlement and estimated losses, net of estimated insurance recoveries related to the fire at one of our New Jersey authentication centers.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(38,782)	$(68,455)	$(41,799)	$(134,202)
Stock-based compensation	6,771	6,502	28,943	29,082
CEO separation benefit and transition costs	—	782	—	782
Payroll tax expense on employee stock transactions	370	121	1,454	371
Legal settlements	—	—	—	600
Provision for income taxes	155	98	363	276
Gain on extinguishment of debt	—	—	(40,785)	(4,177)
Change in fair value of warrant liability	38,881	58,958	35,769	68,167
Restructuring and other	—	462	1,711	1,868
Non-GAAP net income (loss) attributable to common stockholders	$7,395	$(1,532)	$(14,344)	$(37,233)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	117,439,703	110,363,487	114,871,414	107,878,366
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$0.06	$(0.01)	$(0.12)	$(0.35)
The following table presents a reconciliation of net cash provided by (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$49,520	$27,994	$37,010	$26,846
Purchase of property and equipment and capitalized proprietary software development costs	(6,920)	(8,829)	(31,533)	(26,048)
Free (negative) cash flow	$42,600	$19,165	$5,477	$798

Key Financial and Operating Metrics:

	Three Months Ended
	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
	(In thousands, except AOV and percentages)
GMV	$450,668	$451,941	$440,914	$433,074	$503,534	$490,405	$504,105	$519,814	$615,683
NMV	$335,245	$334,815	$329,422	$335,191	$383,447	$370,757	$379,377	$397,062	$466,924
Consignment Revenue	$113,500	$115,648	$112,714	$116,908	$128,126	$123,814	$128,620	$134,429	$149,014
Direct Revenue	$15,964	$12,709	$16,724	$15,623	$19,524	$20,454	$20,495	$22,928	$27,214
Shipping Services Revenue	$13,909	$15,443	$15,496	$15,224	$16,345	$15,765	$16,073	$16,216	$17,823
Number of Orders	826	840	820	829	870	869	868	890	960
Take Rate	37.7%	38.4%	38.5%	38.6%	37.7%	38.6%	37.9%	37.9%	36.5%
Active Buyers	922	922	942	958	972	985	1,001	1,024	1,056
AOV	$545	$538	$538	$522	$579	$564	$581	$584	$641